Exhibit 10.37

Sanwa   Sanwa Bank Plaza
Bank    601 South Figueroa Street
California                                     Los Angeles, California
90017-5704

TO:     Bedford Property Investors, Inc.
   270 Lafayette Circle
   Lafayette, CA 94549

Contact:             Hanh Kihara,
   Chief Financial Officer

RE:     INTEREST RATE PROTECTION AGREEMENT

DATE:   June 18, 2001

Dear Ms. Kihara,

   The purpose of this letter is to confirm the terms and conditions of the Derivative Transaction entered into between us on the Trade Date specified below (the "Specified Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the 1992 ISDA definitions.

   The definitions and provisions contained in the 1992 ISDA
Definitions (as published by the International Swap Dealers
Association - ISDA) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

   Each party will make payment specified in the Confirmation as being payable by it, no later than the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payment in the required currency.

   This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement and Schedule dated as of May 15, 2001, and as amended and supplemented from time to time (the "Master Agreement"), between you and us. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

   The terms of the particular Rate Protection Transaction to which this Confirmation relates are as follows:

TYPE OF TRANSACTION: Interest Rate Swap Transaction

NOTIONAL AMOUNT:     $7,386,063 (see amortization
                     schedule)

TRADE DATE:          June 14, 2001

EFFECTIVE DATE:                         June 18, 2001

TERMINATION DATE:    July 1, 2002
FIXED AMOUNTS:

FIXED RATE PAYER:    Bedford Property Investors, Inc.

FIXED RATE PAYER PAYMENT DATE:          The 1st of each month commencing
                                        July 1, 2001, to and including
                                        the Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Modified Business Day
                                        Convention.

FIXED AMOUNT:                           Notional x Fixed x Fixed Rate Day
             Amount      Rate     Count
Fraction

FIXED RATE:          4.15%

FIXED RATE DAY COUNT FRACTION:          Actual/360

FLOATING AMOUNTS:

FLOATING RATE PAYER: Sanwa Bank California

FLOATING RATE PAYER
PAYMENT DATES:                          The 1st of each month commencing
                                        July 1, 2001, to and including
                                        the Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Modified Business Day
                                        Convention.

FLOATING RATE FOR INITIAL
CALCULATION PERIOD:  4.08%

FLOATING RATE OPTION:                   USD-LIBOR-BBA

DESIGNATED MATURITY: One (1) Month

SPREAD:      None

FLOATING RATE DAY COUNT FRACTION:       Actual/360

RESET DATES:         First Day of each calculation
                     period, based on Libor rate
                     setting five (5) London Banking
                     days prior to calculation period.

COMPOUNDING:         Not Applicable

CALCULATION AGENT:   Sanwa Bank California

BUSINESS DAY CENTERS:                   London/New York

ROUNDING CONVENTION: The simple arithmetic mean of
                     rates expressed as a percentage
                     rounded to five decimal places.

SANWA BANK PAYMENT INSTRUCTIONS:        Sanwa Bank California (SBCL)
                                        Settlement payment format to be
                                        determined.

BEDFORD PROPERTY INVESTORS, INC.
PAYMENT INSTRUCTIONS:                   Bedford Property Investors, Inc.
                                        Settlement payment format to be
                                        determined.

Each party represents to the other party on the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligation to the contrary for this transaction):

   (A) Non Reliance. It has made its own independent decision to enter into this transaction, is acting at arm's length for its own account, and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this transaction.

   (B) Evaluation and understanding. It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

Each party hereby agrees to make payments to the other in accordance with this Confirmation and the Master Agreement. Please confirm your Agreement to be bound by the terms of the foregoing by executing this Confirmation and returning it to:

Sanwa Bank - Treasury Operations
Attention: Edith Villasenor
1977 Saturn St., Mail Sort OC4-12
Monterey Park, CA 91755
Telephone number (213) 727-6630

We are very pleased to have executed this Rate Protection Transaction with Bedford Property Investors, Inc.

For and on behalf of:
SANWA BANK CALIFORNIA

By: /s/Carlos Acosta

Name: Carlos Acosta
Title: VP & Treasury Compliance Manager

Confirmed as of the date first above written:

Bedford Property Investors, Inc.

By: /s/Hanh Kihara

Name: Hanh Kihara
Title: Chief Financial Officer

SANWA BANK CALIFORNIA
INDICATIVE SWAP AMORTIZATION SCHEDULE

1-Month LIBOR/Swap to a fixed         LIBOR set (5) London Banking days
                                      prior to the first
paid and reset monthly on the first

DETAILS
SETTLEMENT DATE   6/18/01
1ST PAYMENT DATE  7/1/01
AMOUNT            $7,386,063.00
LOAN RATE            5.48000%
BASIS TOP (30,ACT)   30
BASIS BOTTOM (360,365)                360

AMORTIZATION TYPE (p&i or p)          P&I


PAYMENT # OF PRINCIPAL *    REMAINING
DATE         DAYS    (Estimated)         BALANCE

  06/18/01                             $7,386,063.00
  07/01/01   30 $12,272.65             $7,373,790.35
  08/01/01   30 $12,328.70             $7,361,461.65
  09/01/01   30 $12,385.00             $7,349,076.65
  10/01/01   30 $12,441.56             $7,336,635.09
  11/01/01   30 $12,498.37             $7,324,136.72
  12/01/01   30 $12,555.45             $7,311,581.27
  01/01/02   30 $12,612.79             $7,298,968.48
  02/01/02   30 $12,670.38             $7,286,298.10
  03/01/02   30 $12,728.25             $7,273,569.85
  04/01/02   30 $12,786.37             $7,260,783.48
  05/01/02   30 $12,844.76             $7,247,938.72
  06/01/02   30 $12,903.42             $7,235,035.30
  07/01/02   30           Swap Matures

* - Principal payments are estimated, and are subject to re-forecast to match loan payment changes.